Exhibit 10.1

AMENDMENT AND ACKNOWLEDGMENT NO. 1

TO

ORDINARY SHARE PURCHASE WARRANT

CHIJET MOTOR COMPANY, INC.

This Amendment and Acknowledgment No. 1 to the Ordinary Share Purchase Warrant (this “Amendment”) originally issued by Chijet Motor Company, Inc., a Cayman Islands exempt company (the “Company”) to [  ] (the “Holder”) on January 7, 2025 to purchase from the Company, up to [  ] ordinary shares of the Company, par value $0.003 per share, is made and entered into as of [  ], 2025, by and between the Company and the Holder (the “Warrant”).

WHEREAS, the Company issued the Warrant, dated January 7, 2025, to the Holder;

WHEREAS, Section 2(c) of the Warrant restricts the Holder’s ability to exercise the cashless exercise right until the six-month anniversary of the Issuance Date of the Warrant;

WHEREAS, pursuant to Section 6(i) of the Warrant, the parties desire to amend the Warrant to remove the six-month restriction on Cashless Exercise under Section 2(c) of the Warrant and to change the manner of delivery of Warrant Shares upon exercise to book entry form under Section 2(d)(i) of the Warrant;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Warrant.

2.	Amendment to Section 2(c). Section 2(c) of the Warrant is hereby amended by deleting and replacing in its entirety with the following:

“(c) Cashless Exercise. The Holder may, at any time, exercise the Warrant on a cashless basis, in accordance with the following formula (a “Cashless Exercise”):

X = A x (B - C) / B

For purposes of the foregoing formula:

(X) = the number of Warrant Shares to be issued to the Holder upon the cashless exercise.

(A) = the number of Warrant Shares that would be issuable upon exercise of the Warrants if exercised for cash.

(B) = the average closing price of the Ordinary Shares listed on Nasdaq for the five Trading Days immediately preceding the date of the applicable Notice of Exercise.

(C) = the Exercise Price then in effect of the Warrant at the time of the exercise.”

3.	Amendment to Section 2(d)(i). Section 2(d)(i) of the Warrant is hereby amended by deleting and replacing in its entirety with the following:

“(i) Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be issued by the Transfer Agent to the Holder in the book entry form, registered in the Company’s share register in the name of the Holder, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise on or before the date that is five (5) Trading Days after the delivery to the Company of the Notice of Exercise and payment of exercise price (except for a Cashless Exercise) (such date, the “Warrant Share Delivery Date”).”

4.	Effect of Amendment. Subject to Section 4 of this Amendment and except as expressly amended hereby, all terms, covenants, and conditions of the Warrant remain in full force and effect. In the event of any conflict between the terms of this Amendment and the terms of the Warrant, the terms of this Amendment shall prevail.

5.	Acknowledgment. The parties acknowledge that (A) on January 10, 2025, the shareholders of the Company approved a proposal that: (a) the 18,000,000 shares of a nominal or par value of US$0.003 each in the authorized but unissued share capital of the Company be and hereby are reclassified and re-designated into 18,000,000 class B ordinary shares of a par value of US$0.003 each of the Company, and (b) all the remaining authorized and issued and authorized but unissued shares of a nominal or par value of US$0.003 each of the Company be and hereby are reclassified and re-designated into class A ordinary shares of a par value of US$0.003 each on a one-on-one basis (the “Class A Ordinary Shares”), and on the same date, the Company’s Amended and Restated Memorandum and Articles of Association reflecting the foregoing resolutions became effective (the foregoing transactions, collectively, the “Reclassification”); and (B) as a result of the Reclassification and pursuant to Section 3(b) of the Warrant, the Holder of the Warrant should be entitled to receive Class A Ordinary Shares upon exercise of the Warrant in lieu of Ordinary Shares based on the terms and conditions of the Warrant, as amended by the this Amendment.

6.	Miscellaneous Provisions. The provisions of Section 6 of the Warrant shall apply mutatis mutandis to this Amendment as if fully set forth herein.

7.	Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

8.	Governing Law. This Amendment shall be governed by and construed in accordance with the laws governing the Warrant.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their respective duly authorized signatories as of the date first above written.

CHIJET MOTOR COMPANY, INC.

By:
Name:	Dongchun Fan
Title:	Chief Financial Officer

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their respective duly authorized signatories as of the date first above written.

[Holder name]

By:
Name:
Title: